Exhibit 10.1

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of August 22, 2013 by and among ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and THE ROYAL BANK OF SCOTLAND PLC, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of May 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement primarily to extend its term, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.Amendments.
(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Commitment Termination Date” and “LIBOR” in their entirety with the following definitions:
“Commitment Termination Date” shall mean the earliest of (i) August 22, 2018 or such later date to which such Lender has agreed to extend its Revolving Commitment pursuant to Section 2.23, (ii) the date on which the Commitments are terminated pursuant to Section 2.6 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“LIBOR” shall mean, for any Interest Period with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time), two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.
(b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of “Additional Commitment Lender”, “Anniversary Date”, “Borrower Extension Notice Date”, “Existing Termination Date”, “Lender Extension Notice Date”, “Nonconsenting Lender”, “Specified Date” and “Third Amendment Date” in their entirety in the appropriate alphabetical order:

“Additional Commitment Lender” shall have the meaning set forth in Section 2.23(d).

“Anniversary Date” shall have the meaning set forth in Section 2.23(a).

“Borrower Extension Notice Date” shall have the meaning set forth in Section 2.23(a).
“Existing Termination Date” has the meaning set forth in Section 2.23(a).
“Lender Extension Notice Date” has the meaning set forth in Section 2.23(b).
“Nonconsenting Lender” shall have the meaning set forth in Section 2.23(b).
“Specified Date” shall have the meaning set forth in Section 2.23(c).
“Third Amendment Date” shall mean August 22, 2013.
(c)    Article II of the Credit Agreement is hereby amended by adding the following Section 2.23 to such Article:
Section 2.23.    Extension of Termination Date.
(a)    The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 45 days prior to any anniversary of the Third Amendment Date (the “Anniversary Date”) but no later than 30 days prior to such Anniversary Date (the date of delivery of any such notice being the “Borrower Extension Notice Date”), request that each Lender extend such Lender’s Commitment Termination Date for an additional one year after the Commitment Termination Date then in effect for such Lender hereunder (the “Existing Termination Date”). The Borrower may request no more than one extension pursuant to this Section.
(b)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the applicable Anniversary Date and not later than the date that is 20 days prior to the applicable Anniversary Date (the “Lender Extension Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension. Each Lender that determines not to so extend its Existing Termination Date (a “Nonconsenting Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Extension Notice Date). Any Lender that does not so advise the Administrative Agent on or before the Lender Extension Notice Date shall be deemed to be a Nonconsenting Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Commitment of any Nonconsenting Lender shall be terminated on the Commitment Termination Date then in effect for such Lender (without regard to any extension by other Lenders) and on such Commitment Termination Date the Borrower shall pay in full the unpaid principal amount of all Loans owing to such Nonconsenting Lender, together with all accrued and unpaid interest thereon, and all accrued and unpaid fees owing to such Nonconsenting Lender under this Agreement to the date of such payment of principal and all other amounts due to such Nonconsenting Lender under this Agreement.
(c)    The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the applicable

Anniversary Date, or, if such date is not a Business Day, on the next preceding Business Day (the “Specified Date”).
(d)    The Borrower shall have the right on or before the fifth Business Day after the Specified Date to replace each Nonconsenting Lender effective as of the applicable Anniversary Date (i) with an existing Lender, and/or (ii) by adding as “Lenders” under this Agreement in place thereof, one or more Persons (each Lender in clauses (i) and (ii), an “Additional Commitment Lender”), in each case, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date); provided that the aggregate amount of the Commitments for all Additional Commitment Lenders shall be no more than the aggregate amount of the Commitments of all Nonconsenting Lenders; provided, further, that the existing Lenders shall have the right to increase their Commitments up to the amount of the Nonconsenting Lenders’ Commitments before the Borrowers shall have the right to substitute any other Person for any Nonconsenting Lender.
(e)    If (and only if) the aggregate amount of the Commitments of the Lenders that have agreed to extend their Existing Termination Date shall be more than 50% of the aggregate amount of the Commitments outstanding immediately prior to the applicable Anniversary Date, the Existing Termination Date of each Lender agreeing to an extension and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Termination Date, and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(f)    Notwithstanding the foregoing, the extension of a Lender’s Existing Termination Date pursuant to this Section shall be effective with respect to such Lender on the applicable Anniversary Date, but only if (i) the following statements shall be true: (A) no event has occurred and is continuing, or would result from the extension of the Existing Termination Date, that constitutes an Event of Default or a Default and (B) the representations and warranties contained in Article IV are correct in all material respects on and as of the applicable Anniversary Date, before and after giving effect to such extension, as though made on and as of such date, except for those made specifically as of another date, in which case such representations and warranties shall be true as of such other date and (ii) on or prior to the applicable Anniversary Date, the Administrative Agent shall have received the following, each dated the applicable Anniversary Date and in form and substance satisfactory to the Administrative Agent: (x) a certificate of a Financial Officer of the Borrower to the effect that as of the applicable Anniversary Date the statements set forth in clauses (A) and (B) above are true, (y) certified copies of the resolutions of the Board of Directors of the Borrower authorizing such extension and the performance of this Agreement on and after the applicable Anniversary Date, and of all documents evidencing other necessary corporate actions or Governmental Actions with respect to this Agreement and such extension of the Existing Termination Date and (z) an opinion of counsel to the Borrowers, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request.

(g)    Subject to subsection (d) above, the Commitment of any Nonconsenting Lender shall automatically terminate on its Existing Termination Date (without regard to any extension by any other Lender).
2.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment and the terms contemplated hereby shall not become effective, and the Borrower shall have no rights under this Amendment, until:

(a)     the Administrative Agent shall have received (i) the fees set forth in that Fee Letter dated as of July 31, 2013 among the Borrower, the Administrative Agent, RBS Securities Inc. and Crédit Agricole Corporate and Investment Bank, (ii) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent);

(b)     the Administrative Agent shall have received each of the following documents:

(i)     executed counterparts to this Amendment from the Borrower and the Lenders;

(ii)    a certificate of the Secretary or Assistant Secretary of the Borrower in the form of Exhibit 3.1(b)(iii), attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Amendment and certifying the name, title and true signature of each officer of the Borrower executing the Amendment;

(iii)    certified copies of the articles or certificate of incorporation of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdictions of organization of the Borrower and each other jurisdiction in which the failure to so qualify and be in good standing would have or would reasonably be expected to have a Material Adverse Effect; and

(iv)    a favorable written opinion of inside or outside counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated herein as the Administrative Agent or the Required Lenders shall reasonably request.

3.    Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

(a)    The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have or would reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted;

(b) The execution, delivery and performance by the Borrower of the Amendment is within the Borrower’s organizational powers and has been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)    The execution, delivery and performance by the Borrower of this Amendment do not (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, court or third party, except those as have been obtained or made and are in full force and effect, (ii) violate or conflict with, in any material respect, any provision of its articles of incorporation or bylaws, (iii) violate, contravene or conflict with, in any material respect, any law, regulation (including without limitation, Regulation U, Regulation X or any regulation promulgated by the Federal Energy Regulatory Commission), order, writ, judgment, injunction, decree or permit applicable to it, (iv) except as would not reasonably be expected to result in a Material Adverse Effect, violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (v) in any material respect, result in or require the creation of any Lien upon or with respect to its properties, other than a Permitted Lien;

(d)    This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.    Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7.    Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

8.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.    Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10.    Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

ATMOS ENERGY CORPORATION,
as Borrower

By:	/s/ BRET J. ECKERT
Name: Bret J. Eckert
Title: Senior Vice President and CFO

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent and as a Lender

By:	/s/ STEVE RAY
Name: Steve Ray
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender

By:	/s/ DIXON SCHULTZ
Name: Dixon Schultz
Title: Managing Director

By:	/s/ MICHAEL D. WILLIS
Name: Michael D. Willis
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ JOHN M. EYERMAN
Name: John M. Eyerman
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ WILLIAM A. MERRITT, III
Name: William A. Merritt, III
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as a Lender

By:	/s/ NICK BROKKE
Name: Nick Brokke
Title: Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., as a Lender

By:	/s/ SHERWIN BRANDFORD
Name: Sherwin Brandford
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BNP PARIBAS, as a Lender

By:	/s/ FRANCIS DELANEY
Name: Francis DeLaney
Title: Managing Director

By:	/s/ THEODORE SHEEN
Name: Theodore Sheen
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK AGENCY,
as a Lender

By:	/s/ ROBERT CASEY
Name: Robert Casey
Title: Authorized Signatory

By:	/s/ GORDON EADON
Name: Gordon Eadon
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:	/s/ JANET L. WHEELER
Name: Janet L. Wheeler
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ REBECCA KRATZ
Name: Rebecca Kratz
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ JUSTIN MARTIN
Name: Justin Martin
Title: Authorized Office

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ KELLY CHIN
Name: Kelly Chin
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BOKF, N.A. DBA BANK OF TEXAS,
as a Lender

By:	/s/ AMANDA J. AUSTIN
Name: Amanda J. Austin
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ SARA BRAVO
Name: Sara Bravo
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT]